EXHIBIT 3.1

WRIGHT MEDICAL GROUP, INC.

Incorporated Under the Laws of
the State of Delaware

THIRD AMENDED AND RESTATED BY-LAWS

ARTICLE I
OFFICES

The registered office of the Wright Medical Group, Inc. (the “Corporation”) in Delaware shall be at 1209 Orange Street in the City of Wilmington, County of New Castle, and The Corporation Trust Company will be the resident agent of the Corporation in charge thereof. The Corporation may also have such other offices at such other places, within or without the State of Delaware, as the Board of Directors may from time to time designate or the business of the Corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

Section 1. Annual Meeting.

(a) An annual meeting of the stockholders, for the purpose of the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at such place within or without the State of Delaware or solely by means of remote communication pursuant to Section 211(a)(2) of the Delaware General Corporation Law, on such date, and at such time as may be designated by the Board of Directors.

(b) Nominations of persons for election to the Board of Directors and the proposal of business to be transacted by the stockholders may only be made at an annual meeting of stockholders pursuant to the Corporation’s notice of such meeting (i) by or at the direction of the Board of Directors, or (ii) by any stockholder of record of the Corporation at the time of the giving of the notice required in Section 1(c) who is entitled to vote at the meeting and who has complied with the notice procedures set forth in this Section 1. The foregoing clause (ii) shall be the exclusive means for a stockholder to make nominations or propose business (other than business included in the Corporation’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (such act, and the rules and regulations promulgated thereunder, the “Exchange Act”)) at an annual meeting of stockholders.

(c) For nominations or business to be properly brought before an annual meeting by a stockholder of record pursuant to clause (ii) of Section 1(b), (i) the stockholder of record must have given timely notice thereof in writing to the Secretary of the Corporation, (ii) the stockholder of record must provide to the Secretary of the Corporation any updates or supplements to such notice at the times and in the forms specified in this Section 1, (iii) any such business must be a proper matter for stockholder action under Delaware law and (iv) the stockholder of record and the beneficial owner or owners, if any, on whose behalf any such proposal or nomination is made, must have acted in accordance with the representations set forth in the Solicitation Statement (as defined in Section 1(d)(iii)(D)). To be timely, a notice by a stockholder of record must be received by the Secretary at the principal executive offices of the Corporation not less than 90 or more than 120 days prior to the one-year anniversary of the date of the preceding year’s annual meeting of stockholders; provided, however, that, subject to the last sentence of this Section 1(c), if the meeting is convened more than 60 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, or if no annual meeting was held in the preceding year, notice by the stockholder of record to be timely must be so received not earlier than the close of business on the 120th day prior to the date of the annual meeting and not later than the close of business on the later of (i) the 90th day before such annual meeting or (ii) if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made. Notwithstanding anything in the preceding sentence to the contrary, in the event that the number of directors to be elected to the Board of Directors is increased and there has been no public announcement naming all of the nominees for director or indicating the increase in the size of the Board of Directors made by the Corporation at least 10 days before the last day, a stockholder of record may deliver a notice of nomination in accordance with the preceding sentence, a notice by a stockholder of record required by this Section 1 shall also be considered timely, but only with respect to nominees for any new positions created by such increase in the number of directors, if it shall be received by the Secretary at the principal executive offices of the Corporation not later than the close of business on the 10th day following the day on which such public announcement is first made by the Corporation. In no event shall an adjournment, or postponement of an annual meeting for which notice has been given, commence a new time period for the giving of a notice by a stockholder of record.

(d) Such notice by a stockholder of record shall set forth:

(i) If such notice pertains to the nomination of directors, as to each person whom the stockholder of record proposes to nominate for election or reelection as a director: (A) all information relating to such person as would be required to be disclosed in solicitations of proxies for the election of such nominees as directors pursuant to Regulation 14A under the Exchange Act; (B) each proposed nominee’s consent to being named as a nominee and to serve as a director if elected; (C) a description of all arrangements or understandings between the stockholder of record and beneficial owner or owners, if any, and their respective affiliates and associates, on the one hand, and each proposed nominee and his or her respective affiliates and associates (including their names) pursuant to which the nomination(s) are to be made by such stockholder, on the other hand; (D) a description of all direct and indirect compensation or other material monetary agreements, arrangements and understandings during the past three years, and any other material relationships, between or among such stockholder of record and beneficial owner or owners, if any, and their respective affiliates and associates, on the one hand, and each proposed nominee and his or her respective affiliates and associates, on the other hand; and (E) in each proposed nominee’s consent to comply with all applicable publicly disclosed corporate governance, conflict of interest, confidentiality and stock ownership and trading policies and guidelines of the Corporation.  The Corporation may require any proposed nominee to furnish such other information (x) as may reasonably be required by the Corporation to determine the eligibility of such proposed nominee to serve as an independent director of the Corporation in accordance with the Corporation’s Corporate Governance Principles or (y) that could be material to a reasonable stockholder’s understanding of the independence or lack of independence of such proposed nominee.

(ii) As to any business that the stockholder of record proposes to bring before the meeting: a brief description of such business; the reasons for conducting such business at the meeting; any material interest in such business of such stockholder of record and the beneficial owner or owners, if any, or other persons on whose behalf the proposal is made or acting in concert therewith; and a description of all agreements, arrangements and understandings between such stockholder of record and beneficial owner or owners, if any, and any other such person or persons (including their names) in connection with the proposal of such business by such stockholder of record.

(iii) As to (1) the stockholder of record giving the notice and (2) the beneficial owner or owners, if any, or other persons on whose behalf the nomination or proposal is made or acting in concert therewith (each, a “party”):

(A) the name and address of each such party;

(B) (1) the class, series, and number of shares of the Corporation that are owned, directly or indirectly, beneficially and of record by each such party, (2) any option, warrant,

convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or providing for a settlement payment or mechanism based on the price of any class or series of shares of the Corporation or with a value derived in whole or in part from the value of any class or series of shares of the Corporation, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Corporation or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Corporation, (3) any proxy, contract, arrangement, understanding or relationship pursuant to which any party, either directly or acting in concert with another person or persons, has a right to vote, directly or indirectly, any shares of any security of the Corporation, (4) any short interest or other borrowing arrangement in any security of the Corporation held by each such party (for purposes of this Section 1(d), a person shall be deemed to have a short interest in a security if such person directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has the opportunity to profit or share in any profit derived from any decrease in the value of the subject security), (5) any rights to dividends on the shares of the Corporation owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Corporation, (6) any proportionate interest in shares of the Corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which any party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (7) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Corporation or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information set forth in this paragraph shall be supplemented by such stockholder or such beneficial owner or other person, as the case may be, not later than 10 days after the record date for the meeting to disclose such ownership as of the record date);

(C) any other information relating to each such party that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in a contested election pursuant to Section 14 of the Exchange Act (whether or not such party intends to deliver a proxy statement or conduct its own proxy solicitation); and

(D) a statement as to whether each such party will deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of voting power of all of the shares of capital stock of the Corporation required under law to carry the proposal or, in the case of a nomination or nominations for election as directors, at least the percentage of voting power of all of the shares of capital stock of the Corporation reasonably believed by the stockholder of record or beneficial owner or owners, as the case may be, to be sufficient to elect the persons proposed to be nominated by the stockholder of record (such statement, a “Solicitation Statement”).

(iv) A stockholder of record providing notice of a nomination of director or other business proposed to be brought before a meeting shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to this Section 1 shall be true and correct as of the record date for the meeting and as of the date that is 10 business days prior to the meeting or any adjournment or postponement thereof, and such update and supplement shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the Corporation not later than five business days after the record date for the meeting (in the case of the update and supplement required to be made as of the record date), and not later than five business days prior to the date for the meeting, if practicable (or, if not practicable, on the first practicable date prior to) any adjournment or postponement thereof (in the case of the update and supplement required to be made as of 10 business days prior to the meeting or any adjournment or postponement thereof).

(e) A person shall not be eligible for election or re-election as a director at an annual meeting unless (i) the person is nominated by a stockholder of record in accordance with Section 1(b)(ii), or (ii) the person is nominated by or at the direction of the Board of Directors or a duly authorized committee thereof. Only such business shall be conducted at an annual meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this section. The chair of the meeting shall have the power and the duty to determine whether a nomination or any business proposed to be brought before the meeting has been made in accordance with the procedures set forth in these By-Laws and, if any proposed nomination or business is not in compliance with these By-Laws, to declare that such proposed business or nomination shall not be presented for stockholder action at the meeting and shall be disregarded.

(f) For purposes of these By-Laws, “public announcement” shall mean disclosure in a press release reported by a national news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

(g) Notwithstanding the foregoing provisions of this Section 1, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 1. Nothing in this Section 1 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 2. Special Meetings.

(a) Special meetings of the stockholders for any purpose may only be called by the Board of Directors, the Chairman of the Board or the Chief Executive Officer or President at such time and for such purpose as the person calling such meeting shall see fit. Special meetings of the stockholders may not be called by any other person or persons. The Board of Directors and, in the absence thereof, the Chairman of the Board or the Chief Executive Officer, may postpone or reschedule any previously scheduled special meeting. A special meeting of stockholders shall be held at such place within or without the State of Delaware or solely by means of remove communication pursuant to Section 211(a)(2) of the Delaware General Corporation Law, on such date, and at such time as designated in the notice of such special meeting.

(b) Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting by or at the direction of the Board of Directors or, in the absence thereof, the Chairman of the Board or the Chief Executive Officer. The notice of such special meeting shall include the purpose for which the meeting is called. If a special meeting of stockholders has been called for the purpose of the election of directors, nominations of persons for election to the Board of Directors may be made at such special meeting of stockholders (a) by or at the direction of the Board of Directors or (b) by any stockholder of record who, at the time of giving of notice provided for in this paragraph, shall be entitled to vote at the meeting, who delivers a written notice to the Secretary setting forth the information set forth in Section 1(d)(i) and 1(d)(iii) of this Article II and who provides to the Secretary of the Corporation any updates as supplements to such notice at the times and in the forms specified in Section 1(d)(iv). Nominations by stockholders of persons for election to the Board of Directors may be made at such a special meeting of stockholders only if such stockholder of record’s notice required by the preceding sentence shall be received by the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the 120th day prior to the date of such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or, if the first public announcement of the date of such special meeting is less than 100 days prior to the date of such special meeting, the 10th day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. In no event shall an adjournment, or postponement of a special meeting for which notice has been given, commence a new time period for the giving of a stockholder of record’s notice. A person shall not be eligible for election or reelection as a director at a special meeting unless the person is nominated (i) by or at the direction of the Board of Directors or (ii) by a stockholder of record in accordance with the notice procedures set forth in this Article II.

(c) Notwithstanding the foregoing provisions of this Section 2, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to matters set forth in this Section 2. Nothing in this Section 2 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation’s proxy statement pursuant to Rule 14a-8 under the Exchange Act.

Section 3. Notice of Meetings.  Not less than ten (10) days nor more than sixty (60) days before the date of every stockholder’s meeting, the Secretary shall give to each stockholder entitled to vote at such meeting and each other stockholder entitled to notice of the meeting, a written notice stating the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, the record date for determining stockholders entitled to notice of the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Except as otherwise provided herein or permitted by law, notice to stockholders shall be in writing and mailed to the stockholders at their addresses appearing on the books of the Corporation or delivered by electronic transmissions in accordance with law.

Section 4. Quorum.  Any number of stockholders, together holding at least a majority of the capital stock of the Corporation issued and outstanding and entitled to vote, present in person or represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of all business, except as otherwise provided by law, by the Certificate of Incorporation or by these By-Laws.

Section 5. Adjournment of Meetings.  Any meeting of the stockholders may be adjourned by the chair of the meeting to another time or place and notice need not be given of any such adjourned meeting if the time, place, if any, thereof, and the means of remote communications, if any, are announced at the meeting at which the adjournment is taken. At the adjourned meeting, any business may be transacted which might have been transacted at the original meeting. If the adjournment is for more than 30 days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date is fixed for stockholders entitled to vote at the adjourned meeting, the Board of Directors shall fix a new record date for notice of the adjourned meeting and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at the adjourned meeting as of the record date fixed for notice of the adjourned meeting.

Section 6. Voting List.  The Secretary will prepare and make, at least ten days before every meeting of stockholders, a complete list of the stockholders entitled to vote, arranged in alphabetical order and showing the address of each stockholder and the number of shares of each stockholder.  The list will be open at either (i) a place within the city where the meeting is to be held, which place shall be specified in the notice of such meeting, or (ii) if not so specified, at the place the meeting is to be held, for said ten days, as well as at the time and place of such meeting, and will be subject to the inspection of any stockholder.

Section 7. Voting and Proxies.  Each stockholder entitled to vote at any meeting may vote either in person or by proxy, but no proxy shall be voted on or after three years from its date, unless the proxy provides for a longer period.  Each stockholder entitled to vote will at every meeting of the stockholders be entitled to one vote for each share of stock (or such other number of votes as shall be provided in the Certificate of Incorporation, including any certificate of designation, with respect to any class or series of stock) registered in his or her name on the record of stockholders. Unless otherwise required by law, the Certificate of Incorporation or these By-Laws, all matters, brought before any meeting of stockholders, shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter. Voting at meetings of stockholders need not be by written ballot.

Section 8. Action Without Meeting.  Any action required or permitted to be taken at any annual or special meeting of stockholders may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken (i) is signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take the action at a meeting at which all shares entitled to vote on the action were present and voted and (ii) is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded.  Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested.  Prompt notice of the taking of the corporate action without a meeting by less than unanimous written consent will be given to those stockholders who have not consented in writing.

Section 9. Conduct of Meetings.  The Chief Executive Officer, or in his or her absence the President or any Vice President designated by the Chief Executive Officer, shall preside at all regular or special meetings of stockholders.  To the maximum extent permitted by law, the presiding person will have the power to set procedural rules, including but not limited to rules respecting the time allotted to stockholders to speak, governing all aspects of the conduct of the meetings.  The Secretary of the Corporation will act as secretary of each meeting.  In the absence of the Secretary, the chairman of the meeting will appoint any person to act as secretary of the meeting.

ARTICLE III
DIRECTORS

Section 1. Number and Qualifications.  The Board of Directors will consist of the number of directors as may be fixed from time to time by resolution of the Board of Directors, subject to the requirements of the Certificate of Incorporation or the Delaware General Corporation Law.  The directors need not be stockholders.

Section 2. Election of Directors.  The directors will be elected by the stockholders at the annual meeting of stockholders.

Section 3. Duration of Office.  Each director shall hold office until their successor is duly elected and qualified or until the director’s earlier death, resignation or removal.

Section 4. Removal and Resignation of Directors.  Any director may be removed from the Board of Directors, with or without cause, by the holders of a majority of the shares of capital stock entitled to vote, either by written consent or consents or at any special meeting of the stockholders called for that purpose, and the office of a removed director will immediately become vacant.

Any director may resign at any time by giving written notice to the Corporation.  Such resignation will take effect at the time specified in the resignation, and if no time is specified, at the time of its receipt by the Chief Executive Officer, President or Secretary.  The acceptance of a resignation will not be necessary to make it effective, unless so specified in the resignation.

Section 5. Filling of Vacancies.  Any vacancy among the directors, occurring from any cause whatsoever, may be filled by a majority of the remaining directors, though less than a quorum, provided however, that the stockholders removing any director may at the same meeting fill the vacancy caused by the removal, and provided further, that if the directors fail to fill any vacancy, the stockholders may at any special meeting called for that purpose fill the vacancy.  In case of any increase in the number of directors, the additional directors may be elected by the directors in office before the increase.

Any person elected to fill a vacancy will hold office, subject to the right of removal as provided in these By-Laws, until the next annual election and until his successor is elected and qualified.

Section 6. Regular Meetings.  The Board of Directors will hold an annual meeting for the purpose of organization and the transaction of any business immediately after the annual meeting of the stockholders, provided a quorum of directors is present.  Other regular meetings may be held at any time as may be determined from time to time by resolution of the Board of Directors.

Section 7. Special Meetings.  Special meetings of the Board of Directors may be called by the Chairman of the Board of Directors or by the Chief Executive Officer or President.

Section 8. Notice and Place of Meetings.  Meetings of the Board of Directors may be held at the principal office of the Corporation, or at any other place as is stated in the notice of such meeting.  Notice of any special meeting, and except as the Board of Directors may otherwise determine by resolution, notice of any regular meeting, will be mailed to each director addressed to him or her at his residence or usual place of business at least two days before the day on which the meeting is to be held, or by electronic transmission, or delivered personally or by telephone, not later than the day before the day on which the meeting is to be held. No notice of the annual meeting of the Board of Directors will be required if it is held immediately after the annual meeting of the stockholders and if a quorum is present.

Section 9. Business Transacted at Meetings, etc.  Any business may be transacted and any corporate action may be taken at any regular or special meeting of the Board of Directors at which a quorum is present, whether the business or proposed action is stated in the notice of that meeting or not, unless special notice of such business or proposed action is required by statute.

Section 10. Quorum.  A majority of the Board of Directors then in office present in person, by telephone or by other electronic communications, will constitute a quorum.  At any meeting at which a quorum is present, the vote of a majority of the members present will be the act of the Board of Directors unless the act of a greater number is specifically required by law, the Certificate of Incorporation or these By-Laws.  The members of the Board will act only as the Board and the individual members of the Board will not have any powers in their individual capacities.

Section 11. Compensation.  The directors will not receive any stated salary for their services as directors, but by resolution of the Board of Directors a fixed fee and expenses of attendance may be allowed for attendance at each meeting.  Nothing herein contained shall preclude any director from serving the Corporation in any other capacity, as an officer, agent or otherwise, and receiving compensation therefor.

Section 12. Action Without a Meeting.  Any action required or permitted to be taken at any meeting of the Board of Directors, may be taken without a meeting if all members of the Board consent to the action in writing or by electronic transmissions, and the writings or electronic transmissions are filed with the minutes of the proceedings of the Board .

Section 13. Meetings Through Use of Communications Equipment.  Members of the Board of Directors, or any committee designated by the Board of Directors, will, except as otherwise provided by law, the Certificate of Incorporation or these By-Laws, have the power to participate in a meeting of the Board of Directors, or any committee, by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and this participation will constitute presence in person at the meeting.

ARTICLE IV
COMMITTEES

Section 1. Committees.  In addition to the standing committees described below, the Board of Directors may from time-to-time designate additional committees of the Board of Directors, with such lawfully delegable powers and duties as it thereby confers, to serve at the pleasure of the Board of Directors and shall, for those committees and any others provided for herein, elect the director or directors to serve as the member or members of each such committee, designating the chair of each such committee and, if it desires, other directors as alternate members who may replace any absent or disqualified member at any meeting of each such committee. In the absence of any member of any committee and any alternate member in his or her place, the member or members of the committee present at the meeting and not disqualified from voting, whether he or she or they constitute a quorum, may by unanimous vote appoint another member of the Board of Directors to act at the meeting in the place of the absent or disqualified member. There are hereby designated three standing committees of the Board of Directors: Audit Committee, Compensation Committee and Nominating, Compliance and Governance Committee. The Board of Directors shall adopt a written charter for each such standing committee addressing its purpose, responsibilities, powers, authority and any other matter required by law.

Section 2. Regular Meetings. Regular meetings of the committees of the Board of Directors shall be held without notice at such place or places, on such date or dates, and at such time or times as shall have been established by the Board of Directors or such committee. A notice of each regular meeting shall not be required.

Section 3. Special Meetings.  Special meetings of the committees of the Board of Directors may be called by the chair of such committee, the Board of Directors or, if requested in writing by 2 members of such committee, by the Secretary and shall be held at such place, on such date, and at such time as they or he or she shall fix. Notice of the place, date, and time of each such special meeting shall be given to each director by whom it is not waived by mail or personal delivery or by telephone, facsimile email or other means of electronic transmission not less than 24 hours before the meeting. Unless otherwise indicated in the notice thereof, any and all business may be transacted at a special meeting.

Section 4. Quorum.  A majority of the then members of a committee present in person, by telephone or by other electronic communications will constitute a quorum.  The act of a majority of the members of a committee present at any meeting at which a quorum is present will be the act of the committee.  The members of a committee will act only as a committee, and the individual members of the committee will not have any powers in their individual capacities.

Section 5. Conduct of Meetings. At any meeting of a committee of the Board of Directors, business shall be transacted in such order and manner as the chair of such committee, or in his or her absence, such chair of the meeting as the members of such committee present may elect, and such other business may thereafter be transacted in such order and manner as such committee may from time to time determine by vote of the majority of members present, and all matters shall be determined by the vote of a majority of the members present, except as otherwise provided herein or required by law. Action may be taken by a committee of the Board of Directors without a meeting if all members thereof consent thereto in writing or by electronic transmission, and the writings or electronic transmission or transmissions are filed with the minutes of proceedings of such committee of the Board of Directors.

Section 6. Compensation.  The members of any committee will be entitled to such compensation as may be allowed them by resolution of the Board of Directors.

ARTICLE V
OFFICERS

Section 1. Number.  The officers of the Corporation shall be a Chief Executive Officer and a President, and may include a Chief Financial Officer, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, and one or more Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 3 of this Article V.  The Board of Directors in its discretion may also elect a Chairman of the Board of Directors.

Section 2. Election, Term of Office and Qualifications.  The officers, except as provided in Section 3 of this Article V, will be chosen annually by the Board of Directors.  Each officer will, except as otherwise provided in the By-Laws, hold office until his successor is chosen and qualified, or until such officer’s earlier death, resignation or termination.  The Chairman of the Board of Directors, if any, will be a director of the Corporation, and should he or she cease to be a director, he or she shall ipso facto cease to be Chairman of the Board of Directors.  Except as otherwise provided by law, any number of offices may be held by the same person.

Section 3. Other Officers.  Other officers, including one or more additional vice presidents, assistant secretaries or assistant treasurers, may from time to time be appointed by the Board of Directors, which other officers shall have powers and perform duties as may be assigned to them by the Board of Directors or the officer or committee appointing them.

Section 4. Removal of Officers.  Any officer of the Corporation may be removed from office, with or without cause, by a vote of a majority of the Board of Directors.

Section 5. Resignation.  Any officer of the Corporation may resign at any time.  This resignation shall be in writing and take effect at the time specified in the resignation, or if no time is specified, at the time of its receipt by the Chief Executive Officer, President or Secretary.  The acceptance of a resignation shall not be necessary in order to make it effective, unless so specified in the resignation.

Section 6. Filling of Vacancies.  A vacancy in any office will be filled by the Board of Directors or by the authority appointing the predecessor in such office.

Section 7. Compensation.  The compensation of the officers will be fixed by the Board of Directors, or by any committee upon whom power in that regard may be conferred by the Board of Directors.

Section 8. Chairman of the Board of Directors.  The Chairman of the Board of Directors (if one is elected) will be a director and will preside at all meetings of the Board of Directors at which he or she is present, and will have the powers and perform the duties as may from time to time be assigned to him or her by the Board of Directors.

Section 9. Chief Executive Officer.  The Chief Executive Officer will, when present, preside at all meetings of the stockholders.  The Chief Executive Officer will have power to call special meetings of the stockholders or of the Board of Directors at any time.  He or she will be the chief executive officer of the Corporation, and will have the general direction of the business, affairs and property of the Corporation, and of its several officers, and will have and exercise all the powers and discharge the duties as usually pertain to the office of Chief Executive Officer.

Section 10. President.  The President will, when present, preside at all meetings of the stockholders at which the Chief Executive Officer is not present.  The President will have power to call special meetings of the stockholders or of the Board of Directors at any time.  He or she will assist the Chief Executive Officer (and, in the Chief Executive Officer’s absence, act as Chief Executive Officer) in the general direction of the business, affairs and property of the Corporation, and of its several officers, and will have and exercise all the powers and discharge the duties as usually pertain to the office of President, subject to the direction of the Chief Executive Officer.

Section 11. Vice Presidents.  The Vice Presidents, or any of them, will, subject to the direction of the Board of Directors, at the request of the Chief Executive Officer or in the absence of both the Chief Executive Officer and the President, or in case of their inability to perform their duties from any cause, perform the duties of the Chief Executive Officer and, when so acting, will have all the powers of, and be subject to all restrictions upon, the Chief Executive Officer.  The Vice Presidents will also perform the other duties that may be assigned to them by the Board of Directors, and the Board of Directors may determine the order of priority among them.

Section 12. Chief Financial Officer.  Subject to the direction of the Board of Directors, the Chief Executive Officer and the President, the Chief Financial Officer will have and exercise all the powers and discharge the duties as usually pertain to the office of Chief Financial Officer.

Section 13. Secretary.  The Secretary will keep the minutes of all meetings of the stockholders and all meetings of the Board of Directors and any committee in books provided for that purpose.  He or she may affix the seal of the Corporation to all instruments to be executed on behalf of the Corporation under its seal.  The Secretary will perform the duties and have all other powers that are incident to the office of Secretary, or as may from time to time be assigned to him or her by the Board of Directors, or as are prescribed by these By-Laws.

Section 14. Treasurer.  The Treasurer will have custody of all the funds and securities of the Corporation which may be delivered into his possession.  He or she may endorse on behalf of the Corporation for collection, checks, notes and other obligations and will deposit the same to the credit of the Corporation in a depository or depositories of the Corporation, and may sign all receipts and vouchers for payments made to the Corporation.  He or she will enter or cause to be entered regularly in the books of the Corporation kept for that purpose, full and accurate accounts of all monies received and paid on account of the Corporation and whenever required by the Board of Directors will render statements of the accounts.  The Treasurer will perform the duties and have all other powers that are incident to the office of Treasurer or that are assigned to him or her by the Board of Directors.

ARTICLE VI
CAPITAL STOCK

Section 1. Issue of Certificates of Stock.  The shares of the capital stock of the Corporation may be represented by certificates or may be uncertificated.  Certificates of capital stock, if any, will be in the form approved by the Board of Directors.  Each such certificate will be numbered in the order of its issue and will be signed by the Chairman of the Board of Directors, or the President or a Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, and the seal of the Corporation or a facsimile of the seal will be impressed or affixed or reproduced on the certificate, provided, however, that the signature of the Chairman of the Board of Directors, President, Vice President, Secretary, Assistant Secretary, Treasurer or Assistant Treasurer may be facsimile.  In case any officer or officers who have signed, or whose facsimile signature or signatures have been used on any certificate or certificates ceases to be an officer of the Corporation, whether because of death, resignation or otherwise, before that certificate or certificates are delivered by the Corporation, that certificate or certificates may nevertheless be adopted by the Corporation and be issued and delivered as though the person or persons who signed that certificate or certificates, or whose facsimile signature or signatures is used thereon have not ceased to be an officer or officers of the Corporation.

Section 2. Registration and Transfer of Shares.  The shares of capital stock of the Corporation shall be issued in registered form.  The name of each person owning a share of the capital stock of the Corporation shall be entered on the books of the Corporation together with the number of shares held by him, the numbers of the certificates covering such shares and the dates of issue of such certificates.  The shares of stock of the Corporation shall be transferable on the books of the Corporation by the holders thereof in person, or by their duly authorized attorneys or legal representatives, on surrender and cancellation of certificates for a like number of shares, accompanied by an assignment or power of transfer endorsed thereon or attached thereto, duly executed, and with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require.  A record shall be made of each transfer.  A person in whose name shares of stock stand on the books of the Corporation shall be deemed the owner thereof as regards the Corporation, and the Corporation shall not be bound to recognize any equitable or other claim to or interest in such shares on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise provided by the laws of the State of Delaware.

Section 3. Lost, Destroyed and Mutilated Certificates.  The holder of any stock of the Corporation will immediately notify the Corporation of any loss, theft, destruction or mutilation of the certificates.  The Corporation may issue a new certificate of stock in the place of any certificate previously issued by it and alleged to have been lost, stolen or destroyed, and the Board of Directors may, in its discretion, require the owner of the lost, stolen or destroyed certificate, or his legal representatives, to give the Corporation a bond, in such sum not exceeding double the value of the stock and with such surety or sureties as they may require, to indemnify it against any claim that may be made against it by reason of the issue of the new certificate and against all other liability in the premises, or may remit the owner to any remedy or remedies he or she may have under the laws of the State of Delaware.

Section 4. Transfer Agent and Registrar; Regulations.  The Corporation shall, if and whenever the Board of Directors shall so determine, maintain one or more transfer offices or agencies, each in the charge of a transfer agent designated by the Board of Directors, where the shares of the capital stock of the Corporation shall be directly transferable, and also one or more registry offices, each in the charge of a registrar designated by the Board of Directors, where such shares of stock shall be registered, and no certificate for shares of the capital stock of the Corporation, in respect of which a Registrar and/or Transfer Agent shall have been designated, shall be valid unless countersigned by such Transfer Agent and registered by such Registrar, if any.  The Board of Directors shall also make such additional rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates for shares of the capital stock of the Corporation.

Section 5. Record Date. In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders, or to receive payment of any dividend or other distribution or allotment of any rights or to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may, except as otherwise required by law, fix a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted and which record date shall not be more than 60 nor less than 10 days before the date of any meeting of stockholders, nor more than 60 days prior to the time for such other action as hereinbefore described; provided, however, if no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held, and, for determining stockholders entitled to receive payment of any dividend or other distribution or allotment of rights or to exercise any rights of change, conversion or exchange of stock or for any other purpose, the record date shall be at the close of business on the day on which the Board of Directors adopts a resolution relating thereto.

Section 6. Beneficial Owners. The Corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends, and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or whether or not it shall have express or other notice thereof, except as otherwise provided by law.

ARTICLE VII
DIVIDENDS, SURPLUS, ETC.

Section 1. General Discretion of Directors.  The Board of Directors will have power to fix and vary the amount to be set aside or reserved as working capital of the Corporation, or as reserves, or for other proper purposes of the Corporation, and, subject to the requirements of the Certificate of Incorporation, to determine whether any part of the surplus or net profits of the Corporation will be declared as dividends and paid to the stockholders, and to fix the date or dates for the payment of dividends.

ARTICLE VIII
MISCELLANEOUS PROVISIONS

Section 1. Fiscal Year.  The fiscal year of the Corporation shall commence on the first day of January and end on the last day of December.

Section 2. Corporate Seal.  The corporate seal will be in the form approved by the Board of Directors and may be altered at their pleasure.  The corporate seal may be used by causing it or a facsimile of the seal to be impressed or affixed or reproduced or otherwise.

Section 3. Effective Date of Notice.  If mailed, notice to stockholders shall be deemed given when deposited in the mail, postage prepaid, directed to the stockholder at such stockholder’s address as it appears on the records of the Corporation.  Notice given pursuant to by a form of electronic transmission previously consented to by the stockholder shall be deemed given (i) if by facsimile telecommunication, when directed to a number at which the stockholder has consented to receive notice, (ii) if by electronic mail, when directed to an electronic mail address at which the stockholder has consented to receive notice, and (iii) if by any other form of electronic transmission, when directed to the stockholder. An affidavit of the Secretary or Assistant Secretary, the transfer agent or other agent of the Corporation that the notice has been given in accordance with these By-Laws shall in the absence of fraud, be prima facie evidence of the facts stated therein.

Section 4. Waiver of Notice.  A written waiver of any notice, signed by a stockholder or director, or waiver by electronic transmission by such person, whether given before or after the time of the event for which notice is to be given, shall be deemed equivalent to the notice required to be given to such person. Neither the business nor the purpose of any meeting need be specified in such a waiver. Attendance at any meeting shall constitute waiver of notice except attendance for the express purpose of objecting, at the beginning of the meeting, to the transaction of business because the meeting is not lawfully called or convened.

Section 5. Checks, Drafts, etc.  All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the Corporation, will be signed by an officer or officers, agent or agents of the Corporation, and in such manner, as will from time to time be designated by resolution of the Board of Directors.

Section 6. Deposits.  All funds of the Corporation will be deposited from time to time to the credit of the Corporation in a bank or banks, trust companies or other depositories as the Board of Directors may select, and, for the purpose of the deposit, checks, drafts, warrants and other orders for the payment of money which are payable to the order of the Corporation, may be endorsed for deposit, assigned and delivered by any officer of the Corporation, or by agents of the Corporation as the Board of Directors, the Chief Executive Officer or the President may authorize for that purpose.

Section 7. Voting Stock of Other Corporations.  Except as otherwise ordered by the Board of Directors, the Chief Executive Officer, the President and the Treasurer have full power and authority on behalf of the Corporation to attend and to act and to vote at any meeting of the stockholders of any corporation of which the Corporation is a stockholder, and to execute a proxy to any other person to represent the Corporation at any meeting, and at any meeting of the stockholders of any corporation of which the Corporation is a stockholder.  The Chief Executive Officer, the President or the Treasurer or the holder of any proxy, as the case may be, will possess and may exercise any and all rights and powers incident to ownership of the stock which the Corporation might have possessed and exercised if present.  The Board of Directors may from time to time confer like powers upon any other person or persons.

Section 8. Indemnification of Officers and Directors.  The Corporation will indemnify any and all of its directors and officers, including former directors and officers, including those serving as an officer or director of any corporation at the request of this Corporation, to the fullest extent permitted under and in accordance with the laws of the State of Delaware.

ARTICLE IX
AMENDMENTS

Section 1. Amendments by the Board of Directors or Stockholders.  The Board of Directors has the power to adopt, amend or repeal these By-Laws.  Any adoption, amendment or repeal of these By-Laws by the Board of Directors shall be effective upon the approval of a majority of the directors then in office.  Notwithstanding the foregoing, the shareholders also have the power to adopt, amend or repeal these By-Laws; provided, however, that, in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by the Certificate of Incorporation, the affirmative vote of the holders of two-thirds of the voting power of all of the then-outstanding shares entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of these By-Laws.

Dated:  February 13, 2014